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CONMED CORPORATION

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NEWS RELEASE
CONTACTS: CONMED Corporation Robert Shallish Chief Financial Officer 315-624-3206 Joele Frank, Wilkinson Brimmer Katcher Andy Brimmer / Jamie Moser 212-355-4449

CONMED Corporation Issues Open Letter to Shareholders

Urges Shareholders to Vote Today

FOR ALL CONMED’s Director Nominees on the GOLD Proxy Card

ISS and Egan-Jones Recommend Vote FOR ALL CONMED’s Director Nominees

UTICA, New York, September 2, 2014 – CONMED Corporation (NASDAQ: CNMD) today issued an open letter to its shareholders in connection with the Company’s September 10, 2014 Annual Meeting of Shareholders. CONMED’s Board of Directors unanimously recommends that shareholders follow the recommendations of leading proxy advisory firms Institutional Shareholder Services (“ISS”) and Egan-Jones Proxy Services (“Egan-Jones”) by voting “FOR” ALL of CONMED’s eight highly qualified and experienced director nominees: Brian Concannon, Charles Farkas, Jo Ann Golden, Curt Hartman, Dirk Kuyper, Jerome Lande, Stephen Mandia and Mark Tryniski, as well as supporting the other proposals contained in the definitive proxy materials.

It is extremely important that shareholders vote as soon as possible – no matter how many shares they own. Even if shareholders have already voted using the white proxy card, they have the opportunity to change their vote to the GOLD proxy card in support of CONMED’s director nominees.

Since time is short, shareholders are encouraged to VOTE today by telephone or online according to the instructions on the GOLD proxy card. Voting by telephone or Internet is the best way for shareholders to ensure that their votes will be counted. Shareholders who have questions or need assistance voting their shares, or wish to change a prior vote of their shares, may call Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834.

Following is a copy of the open letter CONMED issued to its shareholders:

September 2, 2014

Dear Fellow Shareholder,

CONMED’s September 10, 2014 Annual Meeting of Shareholders is quickly approaching and your vote is extremely important to protecting the future of CONMED.

CONMED has thoroughly revamped its leadership, with a new Interim CEO and a reconstituted Board of Directors, dramatically changing the “status quo”. CONMED’s new leadership is focused on improving operating performance to create additional value for shareholders over the short and long term. Leading proxy advisory firms ISS and Egan-Jones, recognizing CONMED’s dramatic changes and commitment to the creation of shareholder value, are recommending shareholders vote “FOR” ALL of CONMED’s eight highly qualified and experienced director nominees.

The significant changes CONMED has already made illustrate that our Board is not afraid to take bold action and is committed to driving sustainable shareholder value creation.

These changes include:

•	CONMED’s slate of directors is more than 60% new, including five members added since the last Annual Meeting, and brings substantial shareholder representation, significant medical device and specific orthopedic industry experience, and expertise in management, corporate governance, consulting and investing;

•	Joseph Corasanti resigned as Chief Executive Officer, President and a Member of the Board in July 2014;

•	Eugene Corasanti, CONMED’s founder, retired in July 2014 from the Board and the Company;

•	Longstanding members Bruce Daniels and Stuart Schwartz will retire at the upcoming Annual Meeting;

•	CONMED’s Board implemented a number of other governance changes, including the appointment of independent director Mark Tryniski as Chairman of the Board and the installation of new chairpersons for our Audit, Compensation and Corporate Governance and Nominating Committees;

•	With a recently appointed Interim CEO and a search for a permanent CEO underway, CONMED is entering a new era of performance-focused management; and

•	CONMED’s Board of Directors recently conducted a thorough exploration of strategic alternatives with the assistance of experienced financial advisors.

While we are confident that we have directors that bring the right skills and expertise needed to lead during this time, we will always continue to proactively seek to improve the Board’s composition and skillsets as needed.

The focus is now on improved execution – and we have the right board, leaders and plan in place to do just that.

INDEPENDENT ANALYSTS AGREE CONMED SHAREHOLDERS SHOULD

VOTE FOR ALL CONMED DIRECTOR NOMINEES

Independent advisors agree with our view that shareholders should vote “FOR” ALL of CONMED’s eight highly qualified and experienced director nominees. Leading U.S. independent proxy advisory firms, ISS and Egan-Jones, have each recommended that shareholders support ALL of CONMED’s nominees and vote on the GOLD card.

In its August 28, 2014 report, ISS stated1 “…the dissidents have not made a compelling case that additional change at the board level is warranted.” ISS also pointed out that our Board “undertook the arduous process not only of replacing nearly all the incumbents within the past year – five of the eight management nominees were not on the board a year ago – but also of easing the founder and his son, who as Chairman and as CEO certainly had direct roles in the company’s strategic and governance decisions, and fairly direct responsibility for its operating results – out of those roles and then off the board entirely.” ISS supports our view that CONMED has already implemented sweeping changes that have resulted in a reconstituted Board, a number of other meaningful governance changes and a new interim CEO.

In its August 27, 2014 report, Egan-Jones outlined similar views, stating1 “the various, major governance changes implemented since July 2013 not only have enhanced the Company’s corporate governance practices and contributed to effective representation of the Company’s shareholders but hold great promise for the Company’s future.” Egan-Jones also noted that “the dissidents have failed to make a persuasive case that their joining the board would result in the enhancement of shareholder value.”

These independent third party recommendations reinforce our belief that CONMED has the right Board in place to oversee the continued development and execution of CONMED’s strategic plan that is focused on growing revenues and margins and improving CONMED’s operating performance. We strongly urge you to join ISS and Egan-Jones in supporting CONMED’s Board as we seek to create long-term shareholder value.

DO NOT ALLOW VOCE CAPITAL TO PURSUE ITS SELF-SERVING AGENDA AT THE

EXPENSE OF ALL OTHER CONMED SHAREHOLDERS

Voce Capital Management LLC (“Voce”) has chosen to pursue a costly and disruptive proxy contest to install three of its own nominees to your Board. With an ownership stake of less than 0.5% of the Company’s outstanding common stock, Voce is seeking three seats on the Board, or 37.5% of the Board; this would be grossly disproportionate to its ownership stake.

Voce has ignored the sweeping changes already made at CONMED and its nominees do not add to the CONMED Board:

•	Voce nominees Green and Levine would only add duplicative experience to CONMED’s current Board, which already has four current or former public company CEO’s, including three from the medical device industry, and two specifically from the orthopedics industry; and

•	Voce’s nominee Plants has no relevant experience to bring to CONMED’s current Board; in support of his experience, Plants can only cite non-management positions with firms from the earliest days of his career, which has been marked by a series of short tenures until he became his own employer.

[1]	Permission to use quotations was neither sought nor obtained.

On the other hand, CONMED’s eight highly qualified director nominees have been unanimous in driving meaningful governance changes and are focused on proactive value creation. Creating long-term sustainable performance improvement at CONMED is the right path forward and we believe that the bottom line is Voce has neither articulated a plan nor offered any ideas to create value for all CONMED shareholders that have not already been considered or implemented.

Voce’s actions make it clear that Voce is only interested in pursuing its self-serving agenda, irrespective of the cost to all other CONMED shareholders.

PROTECT THE VALUE OF YOUR INVESTMENT IN CONMED:

VOTE THE GOLD PROXY CARD TODAY

With a reconstituted Board and new interim CEO, we are confident that CONMED has the right team to create value for CONMED shareholders. We strongly urge you to protect the value of your investment in CONMED by voting “FOR” ALL your Board’s experienced and highly qualified director nominees: Brian Concannon (CEO of Haemonetics Corporation), Charles Farkas (Senior Partner at Bain & Company), Jo Ann Golden (CPA, former Managing Partner at Dermody Burke and Brown), Curt Hartman (CONMED Interim CEO, and Former Interim CEO and CFO of Stryker Corporation), Dirk Kuyper (CEO of Illuminoss Medical Inc.), Jerome Lande (Managing Partner of Coppersmith Capital, one of the Company’s largest shareholders), Stephen Mandia (Former CEO of Sovena USA) and Mark Tryniski (CEO of Community Bank System, Inc.).

Vote the GOLD proxy card today.

Your vote is extremely important, no matter how few shares you own. We urge you to vote the GOLD proxy card today by telephone or online. Please do not return or otherwise vote any WHITE proxy card sent to you by the dissident group.

Even if you have already voted using the white proxy card, you have the right to change your vote to the GOLD proxy card in support of CONMED’s director nominees. If you have questions or need assistance voting your shares, or wish to change a prior vote of your shares, you may call Innisfree M&A Incorporated, our proxy solicitor, toll-free at (888) 750-5834.

On behalf of your Board of Directors, we thank you for your continued support of CONMED.

Sincerely,

/s/	/s/
Mark Tryniski	Curt Hartman
Chairman of the Board	Interim Chief Executive Officer

YOUR VOTE IS IMPORTANT!

The September 10th Meeting Date is Fast Approaching –

Please Vote Today by Telephone or Internet

If you have questions or need assistance in voting your shares,

please contact our proxy solicitor:

INNISFREE M&A INCORPORATED

Shareholders May Call Toll Free at (888) 750-5834

Banks and Brokers May Call Collect at (212) 750-5833

Please do NOT execute any WHITE proxy card you may receive from Voce,

    as it could revoke any previous proxy you submitted using the  GOLD proxy card.

Only your latest-dated proxy counts.

About CONMED

CONMED is a medical technology company with an emphasis on surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties including orthopedics, general surgery, gynecology, neurosurgery and gastroenterology. Headquartered in Utica, New York, the Company’s 3,600 employees distribute its products worldwide from several manufacturing locations. CONMED has a direct selling presence in 16 countries outside the United States and international sales constitute more than 50% of the Company’s total sales.

Forward Looking Information

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties which could cause actual results, performance or trends, to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above, to prove to be correct; (ii) the risks relating to forward-looking statements discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013; (iii) cyclical purchasing patterns from customers, end-users and dealers; (iv) timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the possibility that any new acquisition or other transaction may require the Company to reconsider its financial assumptions and goals/targets; (vii) increasing costs for raw material, transportation or litigation; and/or (viii) the Company’s ability to devise and execute strategies to respond to market conditions.

Important Additional Information and Where to Find It

The Company has filed a proxy statement on Schedule 14A and other relevant documents with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for its 2014 Annual Meeting of Shareholders or any adjournment or postponement thereof (the “2014 Annual Meeting”) and has mailed the definitive proxy statement and a proxy card to each shareholder of record entitled to vote at the 2014 Annual Meeting. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the 2014 proxy statement, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.conmed.com in the “Investors” section as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants in Solicitation

The Company, its directors, its executive officers and its nominees for election as directors may be deemed participants in the solicitation of proxies from shareholders in connection with the matters to be considered at the Company’s 2014 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of shareholders in connection with the Company’s 2014 Annual Meeting, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s shareholders generally, is set forth in the Company’s definitive proxy statement for the 2014 Annual Meeting and other relevant documents filed with the SEC.